EXHIBIT 10.1

                                 LOAN AGREEMENT


      THIS LOAN AGREEMENT, dated as of December 20, 2000, is by and between FIBERCORE, INC., a Nevada corporation with a principal place of business at 253 Worcester Road, Charlton, Massachusetts 01507 (the "Borrower") and FLEET NATIONAL BANK, a national banking association with an office at 100 Federal Street, Boston, Massachusetts 02110 (the "Bank").

                              W I T N E S S E T H:

      BACKGROUND. The Borrower has requested the Bank to lend it up to the sum of $10,000,000.00 on a revolving loan basis (the "Loan"), and the Bank is willing to do so upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises herein contained, and each intending to be legally bound hereby, the parties agree as follows:


ARTICLE 1.0  DEFINITIONS

      As used herein:

"Accounts," "Chattel Paper," "Contracts," "Documents," "Equipment," "Fixtures," "General Intangibles," "Goods," "Instruments," "Inventory" and "Investment Property" shall have the same respective meanings as are given to those terms in the Uniform Commercial Code as presently or hereafter adopted and in effect in the Commonwealth of Massachusetts.

"Adverse Credit Rating" means a long term unsecured credit rating of the Guarantor lower than BBB by Standard & Poor's Rating Group or lower than Baa2 by Moody's Investors Service, Inc. or the lack of a credit rating of the Guarantor by Standard & Poor's Rating Group and Moody's Investors Service, Inc.

"Affiliate" means, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, such Person.

"Agreement" means this Loan and Security Agreement (together with any and all schedules and exhibits attached from time to time hereto), as the same may from time to time be amended or supplemented.

"Ancillary Documents" means the Guaranty specified in Section 3.01(E), the Supplemental Documents, and the documents, whether deliverable at or after the Closing, required hereunder.

"Assets" means all of the Borrower's right, title and interest in and to all of the following, wherever located, whether now owned or hereafter acquired, together with all replacements therefor:

      (A) All Inventory;

      (B) All Accounts, deposit accounts, Contracts, accounts receivable, contract rights, and Chattel Paper, regardless of whether or not they constitute proceeds of other Assets;

      (C) All Investment Property, securities entitlements and financial assets, and all General Intangibles, regardless of whether or not they constitute proceeds of other Assets, including, without limitation, all the Borrower's rights to acquire or obtain Goods and/or services with respect to the manufacture, processing, storage, sale, shipment, delivery or installation of any of the Borrower's Inventory or other Assets; all payment intangibles; and including any and all right, title and interest of the Borrower in and to any and all licenses, permits and approvals obtained or required in connection with Borrower's business operations;

      (D) All products of and accessions to any of the Assets;

      (E) All liens, guaranties, support obligations, securities, rights, remedies and privileges pertaining to any of the Assets, including the right of stoppage in transit;

      (F) All stock or other equity interests held by Borrower in all Subsidiaries;

      (G) All obligations owing to the Borrower of every kind and nature, and all choses in action, all commercial tort claims, all letter of credit rights and all supporting obligations;

      (H) All tax refunds of every kind and nature to which the Borrower is now or hereafter may become entitled no matter however arising, including, without limitation, loss carry back refunds;

      (I) All Intellectual Property, goodwill, trade secrets, computer programs, customer lists, trade names, trademarks and patents;

      (J) All Documents and Instruments, including promissory notes (whether negotiable or non-negotiable, and regardless of their being attached to Chattel Paper);

      (K) All Equipment, including without limitation machinery, furniture, motor vehicles, Fixtures and all other goods used in the conduct of the business of the Borrower;

      (L) All proceeds of Assets of every kind and nature and in whatever form, including, without limitation, both cash and non-cash proceeds resulting or arising from the rendering of services by the Borrower or the sale or other disposition by the Borrower of the Inventory or other Assets;

      (M) All books and records, magnetic tapes, electronic data, computer records and discs relating to the conduct of the Borrower's business including, without in any way limiting the generality of the foregoing, those relating to its Accounts;

      (N) All deposit accounts maintained by the Borrower with any bank, trust company, investment firm or fund, or any similar institution or organization; and

      (O) All property of the Borrower in the possession of the Bank.

"Business Day" means any day other than a Saturday, Sunday or day which shall be in the Commonwealth of Massachusetts a legal holiday or day on which banking institutions are required or authorized to close.

"Closing" has the meaning given to such term in Section 3.01.

"Commercial Letters of Credit" means any and all letters of credit which may be issued by the Bank from time to time to third parties for the benefit of the Borrower pursuant to Section 2.04 of this Agreement.

"Event of Default" has the meaning provided in Section 7.01.

"Financial Statements" means the consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1998 and December 31, 1999, and consolidated statements of income, stockholders' equity, and cash flows, and notes thereto, of the Borrower for the year, certified by the Borrower's independent certified public accountants to present fairly the consolidated financial position and results of operations of the Borrower at such date and for such period in accordance with GAAP, and the unaudited consolidated balance sheets of the Borrower and its Subsidiaries, and the consolidated statements of income, Stockholders' equity and changes in cash flow with the quarterly statements on the Form 10Qs filed by the Borrower with the Securities and Exchange Commission for the first three fiscal quarters of fiscal year 2000.

"GAAP" means generally accepted accounting principles applied consistently as was done in the preparation of the Financial Statements, with such changes or modifications thereto as may be approved in writing by the Bank.

"Guarantor" means Tyco International Group S.A.

"Guaranty" means the duly authorized and executed Guaranty of the Guarantor in the form of Exhibit 1.01(A) attached to this Agreement.

"Indebtedness" means, as to the Borrower or any Subsidiary, all items of indebtedness, obligation or liability whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but without limitation:

      (A) All indebtedness guarantied, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

      (B) All indebtedness in effect guarantied, directly or indirectly, through agreements, contingent or otherwise: (1) To purchase such indebtedness; or (2) to purchase, sell, or lease (as lessee or lessor) property, products, materials, or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to insure the owner of the indebtedness against loss; or (3) to supply funds to, or in any other manner invest in, the debtor;

      (C) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

      (D) All obligations incurred as the lessee of goods or services which, in accordance with GAAP, should be capitalized on the lessee's balance sheet.

"Intellectual Property" means trademarks, service marks, trade names, trade styles, logos, goodwill, trade secrets, patents, and licenses acquired under any statutory, common law or registration process in any state or nation at any time, or under any agreement executed with any person or entity at any time. The term "license" refers not only to rights granted by agreement from the owner of patents, trade marks, service marks and the like, but also to rights granted by a franchisor under a franchise or similar agreement. The foregoing enumeration is not intended as a limitation of the meaning of the word "license".

"Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any government or political subdivision or agency thereof, or of any court or similar entity established by any thereof.

"Liabilities" means all Indebtedness that, in accordance with GAAP, should be classified as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

"Note" means the Revolving Credit Note referred to in Section 2.03.

"Obligations" is intended to be used in its most comprehensive sense and means the obligation of the Borrower and the Guarantor to the Bank of every kind and description, whether direct or indirect, absolute or contingent, primary or secondary, joint or several, due or to be come due, now existing or hereafter arising or acquired and whether by way of loan, guaranty, discount, letter of credit, lease or otherwise, including without limitation, the following obligations:

      (A) To pay the principal of, and interest on, the Note in accordance with the terms thereof and to satisfy all other liabilities to the Bank, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor.

      (B) The obligation to reimburse the Bank in accordance with the terms of any and all agreements between the Bank and the Borrower with respect to any Commercial Letters of Credit and foreign exchange contracts for the amounts required to be paid on account of any and all such Commercial Letters of Credit and foreign exchange contracts issued by or executed by the Bank for the benefit of the Borrower.

      (C) To repay to the Bank all amounts advanced by the Bank hereunder or otherwise on behalf of the Borrower or any Guarantor, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any of the Assets; and to perform and observe all covenants, agreements and undertakings of the Borrower or any guarantor pursuant to the terms and conditions of this Agreement, the Note, the Ancillary Documents or any other agreement or instrument now or hereafter delivered to the Bank by the Borrower or any guarantor; and

      (D) To reimburse the Bank, on demand, for all of the Bank's expenses and costs, including without limitation the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought, or threatened, to enforce payment of any of the obligations referred to in the foregoing Paragraphs (A), (B) and (C).

"Permitted Liens" means:

      (A) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business, that are not yet due and payable;

      (B) Pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions, or other social security programs;

      (C) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

      (D) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations, or surety, appeal, indemnity, performance, or other similar bonds required in the ordinary course of business;

      (E) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land use;

      (F) Liens in favor of the Bank;

      (G) Existing liens set forth or described on Exhibit 1.01(B), attached hereto and made a part hereof;

      (H) Purchase money security interests granted to secure not more than eighty-five per cent (85%) of the purchase price of assets, the purchase of which does not violate this Agreement or any instrument required hereunder; and

      (I) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of the Borrower or any Subsidiary, or materially impair the use thereof in the operation of its business:

            (1) Claims or liens for taxes, assessments, or charges not yet due and payable and subject to interest or penalty;

            (2) Claims, liens and encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

            (3) Claims or liens of mechanics, materialmen, warehousemen, carriers, or other like liens not overdue more than sixty (60) days; and

            (4) Adverse judgments on appeal.

"Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court, or government or political subdivision or agency thereof.

"Records" means correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine readable language.

"Revolving Credit Loan Activity Request" means a Revolving Credit Loan Activity Request in the form of Exhibit 1.01(C) attached hereto.

"Subordinated Indebtedness" means all Indebtedness incurred at any time by the Borrower or any Subsidiary, the repayment of which is subordinated to the Loan in form and manner satisfactory to the Bank. All existing Subordinated Indebtedness is so specified in Exhibit 1.01(D).

"Subsidiary" means any Affiliate that is directly, or indirectly through one or more intermediaries, controlled by the Borrower or not less than 50% of the voting capital stock of which is owned, directly or through one or more intermediaries, by the Borrower.

"Supplemental Documents" means documents described in Exhibit 1.01(E) attached to this Agreement and all other documents now or hereafter held by the Bank pursuant to the terms and conditions of Article 9.0 hereof.

"Triggering Event" means the existence of an Adverse Credit Rating or the occurrence of an Event of Default.

Accounting. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided herein shall be computed in accordance with, GAAP.


ARTICLE 2.0  THE LOAN

2.01 Disbursement of the Loan.

      The Bank will credit the proceeds of the revolving loans hereunder to the Borrower's deposit account with the Bank.

2.02 General Terms.

      Subject to the terms hereof, the Bank will lend the Borrower, from time to time until November 30, 2005 (the "Loan Termination Date") or, if earlier, the occurrence of an Event of Default, such sums in integral multiples of $100,000.00 as the Borrower may request by reasonable same day notice to the Bank pursuant to a completed Revolving Credit Loan Activity Report, received by the Bank not later than 11:00 A.M. of such day, but which shall not exceed, in the aggregate principal amount at any one time outstanding, $10,000,000.00, subject to reduction pursuant to Section 2.05 hereof (such amount, from time to time in effect, the "Loan Commitment"). The Borrower may borrow, repay without penalty or premium and reborrow hereunder, from the date of this Agreement until the Loan Termination Date or the occurrence of an Event of Default, whichever occurs first, either the full amount of the Loan Commitment or any lesser sum which is $100,000.00 or an integral multiple thereof. It is the intention of the parties that the outstanding principal amount of the Loan and aggregate face amount of all Commercial Letters of Credit outstanding from time to time shall at no time exceed the amount of the then existing Loan Commitment, and if, at any time, an excess shall for any reason exist, the full amount of such excess, together with accrued and unpaid interest thereon as herein provided, shall be immediately due and payable in full.

      If the Note or any payments thereunder or under this Agreement become due on a day which is not a Business Day, the due date of the Note or any payment hereunder shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

2.03  The Note.

      The Loan Commitment shall be evidenced by a Revolving Credit Note due and payable on the Loan Termination Date in the form attached hereto as Exhibit 2.03.

2.04  Commercial Letters of Credit.

      (A) From time to time prior to the Loan Termination Date, the Lender shall issue Commercial Letters of Credit for the account of the Borrower subject to the following conditions:

            (1) Any such Commercial Letters of Credit shall be issued only to a seller of goods (a "Beneficiary");

            (2) No Beneficiary shall be an Affiliate;

            (3) The Borrower shall pay to the Lender such customary commitment fees, origination fees and other fees as the Lender shall charge from time to time with respect to each Commercial Letter of Credit;

            (4) No such Commercial Letter of Credit shall have an expiration date which is later than the Loan Termination Date unless otherwise agreed to by the Lender;

            (5) Each such Commercial Letter of Credit shall be issued pursuant to such customary agreements and upon such customary terms and conditions as shall be required by the Lender; and

            (6) No Event of Default shall have occurred hereunder at the time of issuance of such Commercial Letter of Credit.

      (B) The Loan Commitment available from time to time shall be reduced by the aggregate face amount of all Commercial Letters of Credit at any time outstanding.

2.04  The Commitment Fee.

      From and after the date hereof, until the Loan Termination Date, the Borrower shall pay a commitment fee of one-quarter of one percent (0.25%) on the average daily undisbursed amount of the Loan Commitment during each quarterly period or portion thereof. This commitment fee shall be payable quarterly, on the last day of each February, May, August and November, commencing February 28, 2001. For purposes of this Section 2.04, the Loan Commitment shall be deemed to have been disbursed in the aggregate face amount of all Commercial Letters of Credit outstanding.

2.05 Reduction of Commitment.

      The Loan Commitment shall be reduced, beginning one (1) year from the date of this Agreement and annually thereafter, by $750,000.00. Contemporaneously with each such reduction, the Borrower shall repay to the Bank the amount, if any, by which the then outstanding principal balance of the Loan exceeds the Loan Commitment as so reduced, together with accrued and unpaid interest thereon as herein provided. After each such reduction: (A) the commitment fee provided for in Section 2.04 shall be calculated with respect to the Loan Commitment as so reduced; and (b) the Loan Commitment as so reduced may not be increased without the consent of the Bank.

2.06 Interest Rate and Payments of Interest.

      (A) Except as otherwise provided under Section 2.06(B), interest on the principal balance of the Loan from time to time outstanding will be payable at the Note Rate (the "Rate") set forth in the Note.

      (B) All agreements among the Borrower, the Guarantor and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the indebtedness evidenced hereby or by the Note exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and the Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Bank in the execution, delivery and acceptance of this Agreement and the Note to contract in strict compliance with the laws of The Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof, of the Note or of any of the Ancillary Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and the Bank.

2.07 Payment to the Bank.

      The Bank shall send the Borrower statements of all amounts due hereunder, which statements shall be considered correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within thirty
(30) days of its receipt of any statement that it deems to be incorrect. Alternatively, at its sole discretion, the Bank may charge against any deposit account of the Borrower all or any part of any amount due hereunder.
ARTICLE 3.0  CONDITIONS PRECEDENT

      The obligation of the Lender to make the Loan is subject to the following conditions precedent:

3.01  Documents Required for the Closing.

      The Borrower shall have delivered to the Bank, prior to the initial disbursement of the Loan (the "Closing"), the following:

      (A) The Note duly executed by the Borrower, in the form attached hereto as
Exhibit 2.03;

      (B) INTENTIONALLY OMITTED; --

      (C) The Supplemental Documents to be held by the Bank pursuant to Article
9.0 of this Agreement;

      (D) The Financial Statements;

      (E) The duly executed Guaranty of the Guarantor in the form attached hereto as Exhibit 1.01(A);

      (F) A copy, certified as of the date of the Closing, of resolutions of the board of directors of the Borrower, authorizing the execution, delivery, and performance of this Agreement, the Note, the Ancillary Documents, and each other document to be delivered pursuant hereto;

      (G) A copy, certified as of the date of the Closing, of the bylaws of the Borrower;

      (H) A certificate (dated the date of the Closing) of the corporate clerk or assistant secretary of the Borrower as to the incumbency and signatures of the officers of the Borrower signing this Agreement, the Note, the Ancillary Documents, and each other document to be delivered pursuant hereto;

      (I) A copy, certified as of the most recent date practicable by the Secretary of the State of Nevada, of the Articles of Incorporation of the Borrower, and all amendments thereto, together with a certificate (dated the date of the Closing) of the corporate secretary or assistant secretary of the Borrower to the effect that such Articles of Incorporation have not been further amended since the date of the aforesaid certification of the Secretary of the State of Nevada;

      (J) Certificates of tax and corporate good standing dated as of the most recent date practicable, issued by the Commissioner of the Department of Revenue and the Secretary of State of the State of Nevada, respectively, as to the tax good standing and the legal existence and good legal standing, respectively, of the Borrower;

      (K) Certificates, as of the most recent dates practicable, of the Secretary of the Commonwealth of Massachusetts and of the secretary of state of each state in which the Borrower is qualified as a foreign corporation and, if applicable, of the department of revenue or taxation of each of the foregoing states, as to the good standing of the Borrower;

      (L) A copy, certified as of the date of the Closing, of resolutions of the board of directors of the Guarantor authorizing the execution, delivery, and performance of the Guaranty;

      (M) A copy, certified as of the date of the Closing, of the charter documents of the Guarantor;

      (N) A certificate (dated the date of the Closing) of the corporate secretary or the assistant secretary as to the incumbency and signatures of the officers of the Guarantor signing the Guaranty and each other document to be delivered pursuant thereto;

      (O) A copy, certified as of the most recent date practicable, of the charter documents of the Guarantor, and all amendments thereto, together with a certificate (dated the date of the Closing) of the corporate secretary or assistant secretary of the Guarantor to the effect that such charter documents have not been further amended since the date of the aforesaid certification;

      (P) Certificates of tax and corporate good standing dated as of the most recent date practicable, as to tax good standing and the legal existence and good legal standing, respectively, of the Guarantor;

      (Q) Written opinions of the law firms of Cadwalader, Wickersham & Taft and Lionel Sawyer & Collins, legal counsel for the Borrower, dated the date of the Closing and addressed to the Bank, in form satisfactory to the Bank and its counsel, in the form of Exhibit 3.01(Q)(1) and Exhibit 3.01(Q)(2);

      (R) A written opinion of the law firm of Wilmer, Cutler & Pickering, legal counsel for the Guarantor, dated the date of the Closing and addressed to the Bank, in form satisfactory to the Bank and its counsel, in the form of Exhibit 3.01(R);

      (S) A certificate, dated the date of the Closing, signed by the president or a vice president of the Borrower and to the effect that

            (1) The representations and warranties set forth in Section 5.01 are true as of the date of the Closing; and

            (2) No Event of Default hereunder, and no event which, with the giving of notice or passage of time or both, would become such an Event of Default, has occurred as of such date;

      (T) Copies of all documents evidencing the terms and conditions of any debt specified as Subordinated Indebtedness on Exhibit 1.01(D); and

      (U) A completed Revolving Credit Loan Activity Request in the form of
Exhibit 1.01(C).

3.02  Documents Required for Subsequent Disbursements.

      At the time of, and as a condition to, any disbursement of any part of the Loan to be made by the Bank subsequent to the Closing, the Bank may require the Borrower to deliver to the Bank a certificate, dated the date on which any such disbursement is to be made, signed by the president or a vice president of the Borrower, and to the effect that

      (A) As of the date thereof, no Event of Default has occurred and is continuing, and no event has occurred and is continuing that, but for the giving of notice or passage of time or both, would be an Event of Default;

      (B) No material adverse change has occurred in the business prospects, financial condition, or results of operations of the Borrower or any Subsidiary since the date of the Financial Statements; and

      (C) Each of the representations and warranties contained in Section 5.01 is true and correct in all respects as if made on and as of the date of such disbursement (except to the extent that such representation and warranties are made only as of a specified date).

3.03  Certain Events.

      At the time of, and as a condition to, the Closing and each disbursement of any part of the Loan to be made by the Bank at or subsequent to the Closing:

      (A) No Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default;

      (B) No material adverse change shall have occurred in the business prospects, financial condition, or results of operations of the Borrower or any Subsidiary since the dates of the Financial Statements; and

      (C) All of the Ancillary Documents shall have remained in full force and effect.

3.04  Legal Matters.

      At the time of the Closing, all legal matters incidental thereto shall be reasonably satisfactory to Bowditch & Dewey, LLP, legal counsel to the Bank.


ARTICLE 4.0  SET-OFF

      The Borrower hereby grants to the Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, Assets and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of FleetBoston Financial Corporation and its successors and assigns, or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Borrower), the Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other Assets securing the Loan. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER ASSETS WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.


ARTICLE 5.0  REPRESENTATIONS AND WARRANTIES

5.01  Original.

      To induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank as follows:

      (A) The Borrower is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Nevada; the Borrower has no Subsidiaries other than the Subsidiaries named in Exhibit 5.01(A); each Subsidiary is a corporation duly organized, validly existing, and in good standing under the Laws of its state of incorporation, all as set forth in
Exhibit 5.01(A); the Borrower and Subsidiaries have the lawful power to own their properties and to engage in the businesses they conduct, and each is duly qualified and in good standing as a foreign corporation in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary; the states in which the Borrower and each Subsidiary are qualified to do business are set forth in Exhibit 5.01(A) or otherwise disclosed to the Bank in writing; the percentage of the Borrower's ownership of the outstanding stock of each Subsidiary is as listed in Exhibit 5.01(A); the addresses of all places of business of the Borrower and its Subsidiaries are as set forth in Exhibit 5.01(A) or otherwise disclosed to the Bank in writing; neither the Borrower nor any Subsidiary has changed its name, been the surviving corporation in a merger, acquired any business, or changed its principal executive office within five (5) years and one (1) month prior to the date hereof except as set forth in Exhibit 5.01(A); and all of the authorized, issued, and outstanding shares of capital stock of each Subsidiary are owned by the Borrower;

      (B) Neither the Borrower nor any Subsidiary is directly or indirectly controlled by, or acting on behalf of, any Person which is an "Investment Company", within the meaning of the Investment Company Act of 1940, as amended;

      (C) Neither the Borrower nor any Subsidiary is in default with respect to any of its existing Indebtedness, and the making and performance of this Agreement, the Note, and the Ancillary Documents will not (immediately or with the passage of time, the giving of notice, or both):

            (1) Violate the Articles of Incorporation or by-laws of the Borrower or any Subsidiary, or violate any Laws or result in a default under any contract, agreement, or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or its property is bound; or

            (2) Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Borrower or any Subsidiary except in favor of the Bank;

      (D) The Borrower has the power and authority to enter into and perform this Agreement, the Note, and the Ancillary Documents to which it is a party, and to incur the obligations herein and therein provided for, and has taken all actions necessary to authorize the execution, delivery, and performance of this Agreement, the Note, and the Ancillary Documents;

      (E) This Agreement, the Note, and the Ancillary Documents are, or when delivered will be, valid, binding, and enforceable in accordance with their respective terms;

      (F) Except as disclosed in Exhibit 5.01(F) hereto, there is no pending order, notice, claim, litigation, proceeding, or investigation against or affecting the Borrower or any Subsidiary, whether or not covered by insurance, that would in the aggregate involve the payment of $100,000.00 or more or would otherwise materially and adversely affect the financial condition or business prospects of the Borrower and its Subsidiaries, taken as a whole, if adversely determined;

      (G) The Borrower and its Subsidiaries have good and marketable title to all of their assets, none of which is subject to any security interest, encumbrance or lien, or claim of any third Person except for Permitted Liens and liens granted by a Subsidiary in such Subsidiary's assets as security for borrowed money;

      (H) The Financial Statements, including any schedules and notes pertaining thereto, have been prepared in accordance with GAAP, and fairly present the consolidated financial condition of the Borrower and its Subsidiaries at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the consolidated financial condition or business of the Borrower and its Subsidiaries from the date of the Financial Statements to the date hereof;

      (I) As of the date hereof, the Borrower and its Subsidiaries have no material Indebtedness of any nature, including, but without limitation, liabilities for taxes and any interest or penalties relating thereto except to the extent reflected (in a footnote or otherwise) and reserved against in the consolidated balance sheet dated September 30, 2000 included in the Financial Statements or as disclosed in, or permitted by, this Agreement; and the Borrower does not know or have reasonable ground to know of any basis for the assertion against it or any Subsidiary of any such claim or litigation based upon such Indebtedness as of the date of the Closing except as disclosed on Exhibit 5.01(F) or otherwise disclosed to the Bank in writing;

      (J) Except as otherwise permitted herein, the Borrower has filed all federal, state, and local tax returns and other reports required by any applicable Laws to have been filed prior to the date hereof, has paid or caused to be paid all taxes, assessments, and other governmental charges that are due and payable prior to the date hereof, and has made adequate provision for the payment of such taxes, assessments, or other charges accruing but not yet payable; the Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments, or charges not provided for on its books;

      (K) Except to the extent that the failure to comply would not materially interfere with the conduct of the business of the Borrower or any Subsidiary, the Borrower and its Subsidiaries have each complied with all applicable Laws with respect to (1) any restrictions, specifications, or other requirements pertaining to products that it manufactures or sells or to the services it performs; (2) the conduct of its business; and (3) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business;

      (L) No representation or warranty by or with respect to the Borrower or any Subsidiary contained herein or in any certificate or other document furnished by the Borrower or any Subsidiary pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

      (M) Each consent, approval or authorization of, or filing, registration or qualification with, any Person required to be obtained or effected by the Borrower, any Subsidiary, or any Guarantor in connection with the execution and delivery of this Agreement, the Note, and the Ancillary Documents or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained or effected;

      (N) All Indebtedness existing as of the Closing of the Borrower or any
Subsidiary: (1) for money borrowed, or (2) under any security agreement, mortgage or agreement covering the lease by the Borrower or any Subsidiary as lessee of real or personal property is described in Exhibit 5.01(N);

      (O) Except as described in Exhibit 5.01(O), attached hereto, or otherwise disclosed to the Bank in writing, (a) neither the Borrower nor any Subsidiary has any material leases, contracts, or commitments of any kind (including, without limitation, employment agreements; collective bargaining agreements; powers of attorney; distribution arrangements; licenses, patents or license agreements; contracts for future purchase or delivery of goods or rendering of services; bonuses, pension, and retirement plans; or accrued vacation pay, insurance, and welfare agreements); (b) to the best of Borrower's knowledge, all parties to all such material leases, contracts, and other commitments to which the Borrower or any Subsidiary is a party have complied with the provisions of such leases, contracts, and other commitments; and (c) to the best of Borrower's knowledge, no party is in default under any thereof and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default;

      (P) The Borrower has not made any agreement or taken any action which may cause anyone to become entitled to a commission or finder's fee as a result of or in connection with the making of the Loan;

      (Q) The Borrower's consolidated federal tax returns for all years of operation, including the year ended December 31, 1999, have been filed with the Internal Revenue Service and have not been challenged;

      (R) Any Employee Pension Benefit Plans, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of the Borrower and each Subsidiary meet, as of the date hereof, the minimum funding standards of 29 U.S.C.A. 1082 (Section 302 of ERISA), and no Reportable Event or Prohibited Transaction, as defined in ERISA, has occurred with respect to any Employee Benefit Plans, as defined in ERISA, of the Borrower or any Subsidiary; and

      (S) All Intellectual Property owned or used by the Borrower is described in Exhibit 5.01(S) attached hereto, and the Borrower has title or valid licenses as to all such Intellectual Property subject to no superior right or to any restriction except as is set forth in Exhibit 5.01(S) attached hereto.

5.02  Survival.

      All of the representations and warranties set forth in Section 5.01 shall survive until all Obligations are satisfied in full and there remain no outstanding commitments hereunder.


ARTICLE 6.0  COVENANTS OF THE BORROWER

6.01  Affirmative Covenants.

      The Borrower does hereby covenant and agree with the Bank that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, it will comply, or if appropriate cause its Subsidiaries to comply, at all times with the following affirmative covenants:

      (A) The Borrower will use the proceeds of the Loan only for the purposes set forth in Exhibit 6.01(A), and will furnish the Bank such evidence as it may reasonably require with respect to such use;

      (B) The Borrower will furnish the Bank:

            (1) As soon as available, but in any event within forty-five (45) days after the close of each fiscal quarter, a copy of the Form 10Q filed by the Borrower with the United States Securities and Exchange Commission;

            (2) As soon as available, but in any event within one hundred twenty
(120) days after the close of each fiscal year: (a) a consolidated statement of stockholders' equity and a consolidated statement of changes in financial position of the Borrower and its Subsidiaries for such fiscal year; (b) consolidated and consolidating income statements of the Borrower and its Subsidiaries for such fiscal year; and (c) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year-all such statements to be in reasonable detail, including all supporting schedules and comments; the consolidated statements and balance sheets to be audited by an independent certified public accountants selected by Borrower and acceptable to the Bank, and certified by such accountants to have been prepared in accordance with GAAP and to present fairly the consolidated financial position and results of operations of the Borrower and its Subsidiaries; in addition, the Borrower will obtain from such independent certified public accountants and deliver to the Bank, within one hundred twenty (120) days after the close of each fiscal year, their written statement that in making the examination necessary to their certification they have obtained no knowledge of any Event of Default by the Borrower, or disclosing all Events of Default of which they have obtained knowledge (it being understood and agreed by the Bank that in making their examination, such accountants shall not be required to go beyond the bounds of generally accepted auditing procedures for the purpose of certifying financial statements); the Bank shall have the right, from time to time to discuss the affairs of the Borrower directly with such independent certified public accountants after notice to the Borrower and opportunity of the Borrower to be represented at any such discussions.

            (3) Contemporaneously with each year-end financial report required by the foregoing paragraph (2), a certificate of the president or principal financial officer of the Borrower stating that he has individually reviewed the provisions of this Agreement and that a review of the activities of the Borrower during such year or quarterly period, as the case may be, has been made by him or under his supervision, with a view to determining whether the Borrower has fulfilled all its obligations under this Agreement, and that, to the best of his knowledge, the Borrower has observed and performed each undertaking contained in this Agreement and is not in default in the observance or performance of any of the provisions hereof or, if the Borrower shall be so in default, specifying all such defaults and events of which he may have knowledge;

            (4) Promptly after the sending or making available or filing of the same, copies of all reports, proxy statements, and financial statements that the Borrower sends or makes available to its stockholders and all Form 10K reports, registration statements and reports that the Borrower files with the Securities and Exchange Commission or any successor Person;

            (5) Upon the Bank's request, a compliance certificate in a form provided by the Bank certifying compliance with the Borrower's covenants and agreements with the Bank and as to such other matters as the Bank may reasonably request; and

            (6) Upon the Bank's request, from time to time, copies of any or all agreements, contracts, or commitments referred to in Section 5.01(O) hereof;

      (C) The Borrower will maintain its Inventory, Equipment, real estate, and other properties in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged, when due, the cost of repairs to, or maintenance of, the same, and will pay or cause to be paid in a timely manner all rental or mortgage payments due on such real estate. The Borrower hereby agrees that, in the event it fails to pay or cause to be paid any such payment, it will promptly notify the Bank thereof, and the Bank may, in its discretion, do so and on demand be reimbursed therefor by the Borrower;

      (D) The Borrower and its Subsidiaries will maintain, or cause to be maintained, public liability insurance (subject to deductibles acceptable to the Bank for each entity) and fire and extended coverage insurance on all assets that are of a character usually insured by corporations engaged in the same or similar businesses, all in form and amount sufficient to indemnify the Borrower or Subsidiary for 100% of the appraised value of any such asset lost or damaged (subject to any deductible customary in the Borrower's or Subsidiary's industry) or in an amount consistent with the amount of insurance generally carried on comparable assets within the industry and with such insurers as may be satisfactory to the Bank. The Borrower and its Subsidiaries will cause all such insurance policies to contain a standard mortgage clause and to be payable to the Bank as its interest may appear, to deliver the policies of insurance to the Bank, and, in the case of all policies of insurance carried for the benefit of the Borrower or any Subsidiary by any lessee, sublessee, subtenant, or other party having rights to occupy or use the mortgaged property or any part thereof or interest therein under any lease, sublease, or other agreement (whether oral, written, or otherwise evidenced), to cause all such policies to be payable to the Bank as its interest may appear. Such policies shall contain a provision whereby they cannot be cancelled except after twenty (20) days' written notice to the Bank. The Borrower will furnish to the Bank such evidence of insurance as the Bank may require. The Borrower hereby agrees that, in the event it or any Subsidiary fails to pay or cause to be paid the premium on any such insurance when due, the Bank, in its discretion, may do so and be reimbursed by the Borrower therefor;

      (E) The Borrower and its Subsidiaries will each pay or cause to be paid when due, all taxes, assessments, and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books; provided, however, that the Borrower and each Subsidiary shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that may have attached (or security therefor) appears imminent;

      (F) INTENTIONALLY OMITTED.

      (G) The Borrower and its Subsidiaries will each, when requested to do so, make available for inspection by duly authorized representatives of the Bank any of its books and records and will furnish the Bank any information regarding its business affairs and financial condition within a reasonable time after written request therefor;

      (H) The Borrower and its Subsidiaries will each take all necessary steps to preserve its corporate existence and franchises and comply with all present and future Laws applicable to it in the operation of its business, and all material agreements to which it is subject;

      (I) The Borrower and its Subsidiaries will each collect its Accounts and sell its Inventory only in the ordinary course of business;

      (J) The Borrower and its Subsidiaries will each keep accurate and complete Records of its Accounts, Inventory, and Equipment consistent with sound business practices;

      (K) The Borrower and its Subsidiaries will each give immediate notice to the Bank of (1) any litigation or proceeding in which it is a party if an adverse decision therein would require it to pay more than $50,000.00 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (2) the institution of any other suit or proceeding involving it that might materially and adversely affect its operations, financial condition, property, or business prospects;

      (L) Within ten (10) days after the filing thereof, the Borrower will furnish the Bank with true, correct and complete copies of federal income tax returns filed by the Borrower, together with all schedules thereto;

      (M) The Borrower and its Subsidiaries will each pay when due (or within applicable grace periods) all of its other Indebtedness due third Persons except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on its books; provided, however, that no payment shall be made in respect to Subordinated Indebtedness except in strict compliance with all of the terms of subordination thereof. If default be made by the Borrower or any Subsidiary in the payment of any principal (or installment thereof) of, or interest on, any such Indebtedness, the Bank shall have the right, in its discretion, to pay such interest or principal for the account of the Borrower or such Subsidiary and be reimbursed by the Borrower or such Subsidiary therefor;

      (N) The Borrower and its Subsidiaries will each notify the Bank immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time or both, could become an Event of Default or if it becomes aware of any material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or results of operations of the Borrower, a Subsidiary, or any Guarantor or of the failure of the Borrower or any Subsidiary to observe any of their respective undertakings hereunder or under the Ancillary Documents;

      (O) The Borrower and its Subsidiaries will each notify the Bank thirty
(30) days in advance of any change in the location of any of its places of business or of the establishment of any new, or the discontinuance of any existing, place of business; and

      (P) The Borrower and its Subsidiaries will each (1) fund any of its Employee Pension Benefit Plans in accordance with no less than the minimum funding standards of 29 U.S.C.A. 1082 (Section 302 of ERISA); (2) furnish the Bank, promptly after the filing of the same, with copies of any reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to any such Plan; and (3) promptly advise the Bank of the occurrence of any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan.

      (Q) The Borrower will permit the Bank to conduct field audits periodically on any premises occupied by the Borrower or on which any Assets is located (which field audits shall not exceed two per calendar year unless an Event of Default shall have occurred) and shall pay to the Bank the Bank's reasonable costs and expenses related to each such audit; and

      (R) The Borrower will maintain its operating accounts with the Bank while any Obligations to the Bank are outstanding.

6.02  Negative Covenants.

      The Borrower does hereby covenant and agree with the Bank that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, it will comply, or if appropriate cause its Subsidiaries to comply, at all times with the following negative covenants, unless the Bank shall otherwise have agreed in writing:

      (A) Neither the Borrower nor any Subsidiary will change its name, enter into any merger, consolidation or reorganization;

      (B) INTENTIONALLY OMITTED;

      (C) Neither the Borrower nor any Subsidiary will sell, lease, transfer, assign, or otherwise dispose of any of the Assets, provided, however, that the Borrower or any Subsidiary may sell, lease, transfer or assign Assets in the ordinary course of business and may sell, lease, transfer or assign technology licenses for fair consideration to joint ventures in which the Borrower or a Subsidiary is a joint venturer;

      (D) Neither the Borrower nor any Subsidiary will sell or otherwise dispose of, or for any reason cease operating, any of its divisions, franchises, or lines of business;

      (E) The Borrower will not mortgage, pledge, grant, or permit to exist a security interest in, or a lien upon, any of its Assets of any kind, now owned or hereafter acquired, except for Permitted Liens, liens in favor of the Bank, and existing liens listed on Exhibit 1.01(B) to the extent shown on such Exhibit 1.01(B) to be permitted to exist after the Closing;

      (F) Neither the Borrower nor any Subsidiary will become liable, directly or indirectly, as guarantor or otherwise for any obligation of any other Person, except the Borrower or any Subsidiary may (i) endorse commercial paper for deposit or collection in the ordinary course of business, (ii) provide an uncollateralized guaranty of an obligation of a Subsidiary, or (iii) pledge cash not exceeding 60% of any grant or loan received in connection with funding for operations of a Subsidiary;

      (G) Neither the Borrower nor any Subsidiary will incur, create, assume, or permit to exist any Indebtedness except: (1) the Loan; (2) existing Indebtedness listed on Exhibit 1.01(B) to the extent shown on such Exhibit 1.01(B) to be permitted to exist after the Closing; (3) trade indebtedness incurred in the ordinary course of business (provided, however, that neither the Borrower nor any Subsidiary may acquire inventory other than for cash or on open account except as expressly approved in writing and in advance by the Bank); (4) contingent Indebtedness permitted by Section 6.02(F); (5) Indebtedness secured by Permitted Liens; (6) Subordinated Indebtedness; and (7) Indebtedness of a Subsidiary for borrowed money;

      (H) The Borrower will not declare or pay any dividends in cash, nor make any other cash payment or cash distribution on account of its capital stock; nor make any assignment or transfer of Accounts, or, other than in the ordinary course of business, of Inventory;

      (I) Neither the Borrower nor any Subsidiary will form any subsidiary (unless all stock owned by the Borrower or the Subsidiary in any new subsidiary is delivered to the Bank to be held pursuant to Article 9.0 hereof), make any investment in (including any assignment of Inventory or other property), or make any loan in the nature of an investment to, any Person, other than investments of the Borrower in the Subsidiaries listed on Exhibit 5.01(A);

      (J) Neither the Borrower nor any Subsidiary will make any loan or advance to any officer, shareholder, director, or employee of the Borrower or any Subsidiary, except for business travel and similar temporary advances in the ordinary course of business and loans to employees not exceeding $5,000.00 in each instance;

      (K) Neither the Borrower nor any Subsidiary will purchase or otherwise invest in or hold securities, nonoperating real estate, or other nonoperating assets except: (1) direct obligations of the United States of America, or of a bank with assets of not less than $50,000,000,000.00 or other investments approved in advance in writing by the Bank; (2) the present investment in any such assets held as of September 30, 2000 and reflected in the Financial Statements; (3) the stock held by the Borrower in its Subsidiaries; and (4) operating assets that hereafter become nonoperating assets;

      (L) Neither the Borrower nor any Subsidiary will redeem, purchase, or retire any of its capital stock or purchase or retire for any consideration, any warrant, right, or option pertaining thereto or other security convertible into any of the foregoing, or permit any redemption or retirement of the outstanding capital stock of the Borrower or of any Subsidiary;

      (M) Neither the Borrower nor any Subsidiary will enter into any sale-leaseback transaction;

      (N) Neither the Borrower nor any Subsidiary will furnish the Bank any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished; and

      (O) Neither the Borrower nor any Subsidiary will directly or indirectly apply any part of the proceeds of the Loan to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations, or rulings thereunder.


ARTICLE 7.0  DEFAULT

7.01  Events of Default.

      The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

      (A) The Borrower, the Guarantor or any Subsidiary shall fail to pay when due any of its Obligations to the Bank;

      (B) The Borrower, the Guarantor or any Subsidiary shall fail to observe or perform any other obligation to be observed or performed by it hereunder or under any of the Ancillary Documents, and such failure shall continue for twenty
(20) days after (1) notice of such failure from the Bank; or (2) the Bank is notified of such failure or should have been so notified pursuant to the provisions of Section 6.01(N), whichever is earlier;

      (C) The Borrower or any Subsidiary shall fail to pay any Indebtedness with an aggregate principal amount of more than $100,000.00 due any third Persons, and such failure shall continue beyond any applicable grace period, or the Borrower or any Subsidiary shall suffer to exist any other event of default under any agreement evidencing such Indebtedness, and such event of default shall result in such Indebtedness becoming due and payable, or permit the holder thereof to declare such Indebtedness to become due and payable, before its scheduled maturity date;

      (D) Any financial statement, representation, warranty, or certificate made or furnished by or with respect to the Borrower, the Guarantor or any Subsidiary to the Bank in connection with this Agreement, or as inducement to the Bank to enter into this Agreement, or in any separate statement or document to be delivered to the Bank hereunder, shall be materially false, incorrect, or incomplete when made;

      (E) The Borrower, the Guarantor or any Subsidiary shall admit its inability to pay its debts as they mature or shall make an assignment for the benefit of itself or any of its creditors;

      (F) Proceedings in bankruptcy, or for reorganization of the Borrower, the Guarantor or any Subsidiary, or for the readjustment of any of their respective debts under the Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by the Borrower, the Guarantor or Subsidiary and, except with respect to any such proceedings instituted by the Borrower, the Guarantor or a Subsidiary, shall not be discharged within sixty
(60) days of their commencement;

      (G) A receiver or trustee shall be appointed for the Borrower, the Guarantor or any Subsidiary or for any substantial part of their respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Borrower, the Guarantor or any Subsidiary, and except with respect to any such appointments requested or instituted by the Borrower, the Guarantor or any Subsidiary, such receiver or trustee shall not be discharged within sixty (60) days of his appointment, and except with respect to any such proceedings instituted by the Borrower, the Guarantor or a Subsidiary, such proceedings shall not be discharged within sixty (60) days of their commencement, or the Borrower, the Guarantor or any Subsidiary shall discontinue business or materially change the nature of its business, or the Assets becomes, in the reasonable judgment of the Bank, insufficient in value to satisfy the Obligations, or the Bank otherwise reasonably finds itself insecure as to the prompt and punctual payment and discharge of the Obligations;

      (H) The Borrower or any Subsidiary shall suffer final judgments for payment of money aggregating in excess of $50,000.00 and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed;

      (I) A judgment creditor of the Borrower, the Guarantor or any Subsidiary shall obtain possession of any of the Assets by any means, including (without implied limitation) levy, distraint, replevin, or self-help;

      (J) Any obligee of Subordinated Indebtedness shall fail to comply with the subordination provisions of the instruments evidencing such Subordinated Indebtedness; or

      (K) The Guarantor shall fail to comply fully with the requirements of, or terminate or attempt to terminate, the Guaranty; or

      (L) An Escrow Agent appointed pursuant to Section 9.03 shall fail to release to the Bank any of the Supplemental Documents in accordance with an escrow agreement entered into pursuant to Section 9.03 upon written demand for such release from the Bank or its counsel or other representatives.

7.02  Acceleration.

      At its option, and at any time, whether immediately or otherwise, the Bank may, upon the occurrence of any Event of Default, declare all Obligations of the Borrower or the Guarantor to the Bank immediately due and payable without further action of any kind including without limitation, notice, demand or presentment.


ARTICLE 8.0  THE BANK'S RIGHTS AND REMEDIES

8.01  The Bank's Rights Upon Default

      Upon demand on the Note or the occurrence of an Event of Default and at any time thereafter, the Bank, without presentment, demand, notice, protest or advertisement of any kind, will have the rights provided for in this Article.

8.02  Use of Intellectual Property

      Upon demand on the Note or the occurrence of an Event of Default and at any time thereafter, the Bank may use all or any part of the Borrower's Intellectual Property which the Borrower now has or may hereafter acquire. The Bank may license such Intellectual Property to third parties, seek registration of such Intellectual Property in any state or nation or prosecute pending applications for patent, trademark, or service marks in the Borrower's name in any state or nation.

8.03  Notification of Default to Third Parties

      Upon demand on the Note or the occurrence of an Event of Default and at any time thereafter, the Bank may notify the Borrower's suppliers, account debtors and other third parties of the default and of any and all decisions made and actions taken by the Bank with respect to this Agreement and the Obligations, without liability of any kind.

8.04  Exercise of Other Remedies

      Upon the occurrence of any Event of Default and at any time thereafter, the Bank may exercise the remedies of a Bank afforded by the Uniform Commercial Code and other applicable law or by the terms of any agreement between the Borrower and the Bank.

8.05  Cumulative Rights and Remedies

      All rights and remedies of the Bank, whether provided for herein or in other agreements, instruments or documents or conferred by law, are cumulative and may be exercised alone or simultaneously.

8.06  Additional Rights and Remedies

      (A) Upon the occurrence of an Event of Default, all obligations on the part of the Bank to make advances under the Note, if the Bank so elects, shall cease and terminate, and, at the option of the Bank, the Note shall become immediately due and payable, and the Bank shall thereupon be authorized and empowered to exercise any rights of foreclosure or as otherwise provided for the realization of any security for the Note covered by any of the Ancillary Documents; but the Bank may make any advances or portions of advances, after demand or the occurrence of any such Event of Default, without thereby waiving its right to demand payment of the Borrower's indebtedness evidenced by the Note and secured by the Ancillary Documents, and without becoming liable to make any other or further advances as hereinabove contemplated by this Agreement.

      (B) Upon the occurrence of any of the Events of Default, the rights, powers, and privileges provided in this Section 8.06 and all other remedies available to the Bank under this Agreement or at law or in equity may be exercised by the Bank at any time and from time to time, whether or not the indebtedness evidenced and secured by the Note and the Ancillary Documents shall be due and payable, and whether or not the Bank shall have instituted any foreclosure proceedings or other action for the enforcement of its rights under the Note or any of the Ancillary Documents.


ARTICLE 9.0  SUPPLEMENTAL DOCUMENTS.

9.01  Delivery

      Concurrently with the execution and delivery of this Agreement, the Borrower shall deliver to the Bank the Supplemental Documents, duly executed by an authorized officer of the Borrower. At the request of the Bank, from time to time hereafter, the Borrower shall deliver to the Bank such additional documents and instruments as the Bank deems appropriate to effectuate the provisions and intent of the Supplemental Documents or to more fully vest or assure the security interests contemplated thereby.

9.02  Custody and Release

      The Supplemental Documents shall be held by the Bank as custodian and shall not take effect or be filed with any filing office or otherwise released to any third party, and no security interest or lien credited pursuant to any Supplemental Documents shall attach, until the Bank elects, upon the occurrence of a Triggering Event, to cause the Supplemental Documents to become effective. The Bank shall give the Borrower prompt written notice of its election to cause the Supplemental Documents to become effective.

9.03  Escrow Agent

      At the election of the Borrower, the Supplemental Documents shall be placed in escrow with a mutually acceptable institutional escrow agent regularly engaged in escrow services in The Commonwealth of Massachusetts subject to a mutually agreeable escrow agreement. If the Borrower elects to have the Supplemental Documents placed in escrow, all fees, costs and expenses of the escrow agent shall be borne by the Borrower.


ARTICLE 10.0  MISCELLANEOUS

10.01 Construction.

      The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note, or other evidence of liability now or hereafter held by the Bank, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Bank from enforcing any or all other guaranty, pledge or security agreements, notes, or other evidences of liability in accordance with their respective terms.

10.02 Further Assurance.

      From time to time, the Borrower will execute and deliver to the Bank such additional documents and will provide such additional information as the Bank may reasonably require to carry out the terms of this Agreement and be informed of the status and affairs of the Borrower.

10.03 Enforcement and Waiver by the Bank.

      The Bank shall have the right at all times to enforce the provisions of this Agreement and the Ancillary Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

10.04 Expenses of the Bank.

      The Borrower shall pay on demand all reasonable expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel or the reasonable allocated costs of in-house legal counsel, reasonable accounting, consulting, brokerage or other similar professional fees or expenses, and any reasonable fees or expenses associated with travel or other reasonable costs relating to any appraisals or examinations conducted in connection with this Agreement, the Note, the Ancillary Documents, or any other assets therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal under the Note (including any default rate) and be an obligation secured by any assets.

10.05 Notices.

      Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, facsimile or telegraph, as follows, unless such address is changed by written notice hereunder:

      (A)   If to the Borrower:     FIBERCORE, INC.
                                    253 Worcester Road
                                    Charlton, MA 01507
                                    Attention:  Chief Executive Officer

            With a copy to:

            (B)   If to the Bank:   FLEET NATIONAL BANK
                                    100 Front Street
                                    Worcester, MA 01608
                                    Attention:  Senior Commercial Loan Officer

            With copies to:         FLEET NATIONAL BANK
                                    100 Federal Street
                                    Boston, MA 02110
                                    Attention:  Senior Commercial Loan Officer

            and to:                 George W. Tetler III, Esquire
                                    Bowditch & Dewey, LLP
                                    311 Main Street
                                    Worcester, MA 01608

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other party in the manner herein provided for giving notice. Any such notice, demand, request, or other communication shall be deemed given when mailed as aforesaid.

10.06 Waiver and Indemnification by the Borrower.

      To the maximum extent permitted by applicable Laws, the Borrower:

      (A) Waives (1) protest of all commercial paper at any time held by the Bank on which the Borrower is in any way liable; (2) except as the same may herein be specifically granted, notice of acceleration and of intention to accelerate; and (3) notice and opportunity to be heard, after acceleration in the manner provided in Section 7.02, before exercise by the Bank of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with the Borrower, and, except where required hereby or by any applicable Laws, notice of any other action taken by the Bank; and

      (B) Indemnifies the Bank and its officers, attorneys, agents, and employees from all claims for loss or damage caused by any act or omission on the part of any of them except the gross negligence or willful misconduct of any thereof.

10.07 Participation.

      The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower or the Guarantor, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning Borrower in its possession from time to time to prospective Participants, provided that the Bank shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

10.08 Waiver Of Jury Trial.

      THE BORROWER AND THE BANK (BY ACCEPTANCE OF THIS AGREEMENT) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY ANCILLARY DOCUMENTS EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATED HERETO, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE ANCILLARY DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS AGREEMENT AND MAKE THE LOAN EVIDENCED BY THE NOTE. 10.09 Applicable Law.

      This Agreement is entered into and performable in the Commonwealth of Massachusetts and shall be subject to and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

10.10 Binding Effect, Assignment, and Entire Agreement.

      This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Bank. This Agreement, including the Exhibits hereto, all of which are hereby incorporated herein by reference, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties and may be amended only by a writing signed on behalf of each party.

10.11   Replacement Note or Supplemental Documents.

       Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of the Note or any other Supplemental Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other Supplemental Document, the Borrower will issue, in lieu thereof, a replacement Note or other Supplemental Document in the same principal amount thereof and otherwise of like tenor.

10.12   Pledge to the Federal Reserve.

      The Bank may at any time pledge all or any portion of its rights under this Agreement, or the Ancillary Documents (including any portion of the Note) to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. ss. 341. No such pledge or assignment or enforcement thereof shall release the Bank from its obligations under this Agreement, the Note or any of the Ancillary Documents.

10.13   Right to Sell.

      The Bank shall have the unrestricted right at any time or from time to time, and without the consent of the Borrowers or the Guarantor, to assign all or any portion of its rights and obligations hereunder to one or more bank or other financial institutions (each, an "Assignee"), and the Borrowers and the Guarantor agree that they shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Bank shall deem necessary to effect the foregoing. In addition, at the request of the Bank and any such Assignee, the Borrowers shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Bank has retained any of its rights and obligations hereunder following such assignment, to the Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Bank prior to such assignment and shall reflect to the amount of the respective commitments and loans held by such Assignee and the Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by the Bank and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Bank pursuant to the assignment documentation between the Bank and such assignee, and the Bank shall be released from its obligations hereunder and thereunder to a corresponding extent. Borrowers may furnish any information concerning Borrowers in its possession from time to time to prospective Assignees, provided that the Bank shall require any such prospective Assignees to agree in writing to maintain the confidentiality of such information.

10.14 Consent to Jurisdiction.

      The Borrower agrees that any suit related to this Agreement, the Note or the Ancillary Documents may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consent to the jurisdiction of such courts and to service of process in any such suit being made upon the Borrower by mail at the addresses identified herein. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.

                                    FIBERCORE, INC.


_____________________________       By:_________________________________
Witness
                                    Name:_______________________________

                                    Title:______________________________


                                    FLEET NATIONAL BANK



______________________________      By:_________________________________
Witness
                                    Name:_______________________________

                                    Title:______________________________